EXHIBIT 10.90
January 29, 2007
Mr. Dennis McLaughlin, Chairman & Chief Executive Officer
Earth Biofuels, Inc.
3001 Knox Street, Suite 403
Dallas, TX 75205
Re: Offer to Capitalize BIOFUELS with $150 Million in exchange for Common Stock.
Dear Mr. McLaughlin:
NEXXUS ONE CAPITAL TRUST OF SWITZERLAND, A.G. (hereinafter referred to as or “NEXXUS”) is pleased to submit our offer to provide $150 Million in new capitalization for EARTH BIOFUELS, INC. (Hereinafter referred to as “BIOFUELS” of the “Company”) in exchange for voting common stock of BIOFUELS on the terms and conditions more fully set forth below.
NEXXUS proposes to increase the underwriting capacity of BIOFUELS by delivering $150 Million in the form of an investment grade bond in exchange for voting common stock (the “Transaction”) of BIOFUELS (the “Company”). References to “this letter of intent” mean collectively, this letter and the attached summary of certain terms and condition (the “Term Sheet”).
1.	Capitalization Agreement. Subject to the terms of this letter of intent, the Company and NEXXUS agree to negotiate, prepare and execute a mutually acceptable capitalization agreement (the “Capitalization Agreement”) for the Transaction containing (a) the terms and conditions in the Term Sheet, (b) other representations, warranties, covenants, indemnities, reserves, and offset rights pertaining to the Company’s financial condition and prospects, assets, liabilities, legal circumstances, business and operations that are customary in similar transactions, and (c) other mutually satisfactory provisions that are consistent with the express terms of the Transaction. The Company and NEXXUS agree to negotiate in good faith, to respond promptly in negotiations, and to use their best efforts to execute the Capitalization Agreement and to satisfy all conditions to completion of the Transaction in a timely manner.
2.	Bona Fides. Assets securing NEXXUS are portfolios of investment grade bonds rated by Standard and Poor’s, Moody’s or Fitch. NEXXUS will provide details of the bonds, their rating(s) and the specific issue and ISIN number as appropriate once we have entered into a Mutual Confidentiality Agreement.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128
(USA) 702-562-4020 (Facsimile) 702-926-9639

3.	Investigation. Upon reasonable advance notice, the Company will afford free and full access to the Company’s shareholders, directors, officers, employees, offices, books, and records, during normal business hours in order to permit NEXXUS and its officers, partners, attorneys, and other advisors (“Representatives”) to investigate the Company’s financial condition and prospects, assets, liabilities, legal circumstances, business and operations to the extent that NEXXUS or its Representatives deem necessary or desirable. NEXXUS agrees (and agrees to instruct its Representatives) to complete its investigation as promptly as possible without undue disruption to the Company’s business.

4.	Confidentiality. Unless and until the Transaction is completed (a) no formal announcement of the Transaction may be made to third parties except in order to obtain necessary or appropriate third party and governmental consents or approvals and otherwise upon the mutual agreement of NEXXUS and the Company, and (b) NEXXUS agrees (and agrees to direct it Representatives) to (i) otherwise hold in confidence all information obtained from the Company or its Representatives about the Company that is not otherwise public or generally available to the public, (ii) not reveal the confidential information to any person or entity except in order to obtain necessary and appropriate third-party and governmental consents and approvals, as may be required by law, or as may be required to obtain debt or equity financing for the Transaction, and (iii) not use that confidential information for any purpose except in connection with investigating, documenting, and completing the Transaction. If the Transaction is not completed and upon written request by the Company, NEXXUS agrees to use all reasonable efforts to return to the Company all written material related to the Company.

5.	Exclusivity. Except with respect to NEXXUS and this letter of intent, the Company (a) represents that there are no agreements or understandings in effect that directly or indirectly relate to the sale or other disposition of a majority of the capital stock of the Company or any material portion of the Company’s assets or business and (b) agrees that before the earlier of (i) the expiration of this letter of intent, or (ii) the date on which NEXXUS advises the Company that it does not intend to consummate the Transaction, the Company will not solicit the interest of any other potential equity investors or enter into any agreement or understanding or otherwise negotiate with any other person or entity for the purpose of any such sale or disposition.

6.	Expiration.

(a) This letter of intent will automatically expire on January 30, 2007 at 5:00 P.S.T. unless extended by NEXXUS as provided below or accepted by Company.

(b) The rights duties and obligations in Paragraphs 1, 2, and 4 will automatically expire unless the Company and NEXXUS have entered into the Capitalization Agreement by either (i) January 30, 2007 or (ii) another date that may be agreed to in writing by both the Company and NEXXUS.
Page 2 of 2 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

(c) Upon execution of the Capitalization Agreement, this letter of intent shall expire and be superseded by the Capitalization Agreement.
7.	Miscellaneous. Unless stated otherwise (a) any communication to a party of this letter must be in writing to be effective and is deemed to be given on the day actually delivered or, if mailed, on the third business day after its is properly addressed, affixed with the appropriate first class postage and deposited with the U.S. postal service.

8.	Parties Intent. This letter of intent is intended to be an expression of sincere and genuine interest on NEXXUS’ part to proceed toward a capitalization of BIOFUELS with $150 Million in exchange for voting common stock of BIOFUELS. It is intended that, based on this interest, both parties will use their best efforts to expeditiously move from the framework outlined in this letter of intent to a final and binding Capitalization Agreement. Consequently, no provision of this letter is intended by the parties to be legally binding, except Paragraphs 3 and 4. The parties shall not be legally bound until the Capitalization Agreement is duly executed.
If you are in general agreement with the terms of this proposal, please contact us at your earliest convenience so we may present a formal, binding offer.
We look forward to working with you toward a successful and mutually beneficial capitalization of BIOFUELS with $150 Million.

Respectfully submitted,	Agreed and Accepted by,

/s/ Dennis McLaughlin

Samuel G. Enegren	Dennis McLaughlin
Advisor to the Trust	Title: Chairman & Chief Executive

January 29, 2007	Date:

Page 3 of 3 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

CERTAIN TERMS AND CONDITIONS FOR
CAPITALIZATION OF BIOFUELS
WITH $150 MILLION USD
January 29, 2007

DEFINED TERMS	The terms defined in the letter of intent to which this term sheet is attached have the same meanings when used here, unless otherwise defined.

PURCHASE PRICE	$150 Million structured in the following manner; $150 Million will be apportioned to the purchase of 144 “Restricted” common stock of the outstanding shares of the Company by NEXXUS ONE CAPITAL TRUST OF SWITZERLAND, A.G. or assigns. Share price shall be calculated as the volume weighted average price determined over the period of the three (3) trading days prior to date of closing. $150 Million will be paid at closing by NEXXUS in the form of an investment grade five year secured bond paying not less than five percent per annum in exchange for $187.5 Million of Company shares in accordance with a Shareholder’s Agreement to be negotiated between NEXXUS and Company prior to closing. Said bond shall be rated investment grade by Standard & Poors, Moody’s or Fitch. The bond and shares ownership will be transferred at Closing and the Nexxus bond and shares of BIOFUELS stock will be delivered into a mutually acceptable escrow not less than three days prior to closing.

CLOSING	Closing shall occur on or before sixty days after signing and acceptance of this Proposal.

REGISTRATION RIGHTS:	Common stock to be issued in the Transaction for the payment of Commitment & Closing Fees will be registered for resale via an SB-2 or other appropriate registration statement, which may include the shares of other selling stockholders to which the Company has preexisting commitments (“Registration Statement”). BIOFUELS will grant NEXXUS registration rights, which provide that BIOFUELS will file the above referenced Registration Statement within 60 days after the Closing Date (the “Filing Date”).
Page 4 of 4 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

BIOFUELS will use its best efforts to cause the Registration Statement to become effective within 30 days after the Filing Date (the “Effective Date”), and will maintain such effectiveness until all the shares of common stock issued in the Transaction have been resold. If the Registration Statement has not been filed by the Filing Date, BIOFUELS will pay liquidated damages to NEXXUS. The liquidated damages will be 2% of outstanding capitalization principal and purchase price if paid in cash or at NEXXUS’ election, 4% if paid with common stock valued at the volume weighted average price of the 10 prior trading days.

CONDITIONS TO CLOSING	NEXXUS’ obligation to complete the Transaction is subject to among other things, the satisfaction of the following conditions before or at closing.

1.	NEXXUS’ satisfactory review of the financial statements of the Company for the fiscal years 2002 through 2005. The financial statements for each period will be composed of a balance sheet, an income statement, and a cash flow statement.

2.	NEXXUS’ satisfactory investigation of the Company’s ownership, financial condition, and prospects, assets, liabilities, legal circumstances, business and operations. Said investigation may include a review by NEXXUS’ lenders, other parties’ requisite to the Transaction, and their respective Representatives.

3.	Receipt of any and all required third party and governmental consents and approvals.

4.	Finalization of definitive documentation mutually satisfactory to the parties.

5.	No material adverse change in the Company’s working capital, overall financial condition,
Page 5 of 5 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

prospects, assets, liabilities, legal circumstances, business or operations.

6.	BIOFUELS shall pay NEXXUS ONE SECURITIES LTD. a Commitment Fee upon acceptance of this Capitalization Proposal of 1% of the principal amount of the bond (the “Commitment Fee”), payable in a number of 144 “Restricted” common shares of the Company for arranging the transaction as a consultant, determined in accordance with the terms set forth herein, having a value equal to the Commitment Fee, which shall be fully earned and non-refundable upon the closing of the Transaction by NEXXUS and BIOFUELS. The Commitment Fee shall be placed in escrow upon the signing of this letter of intent, and the Commitment Fee shall be refunded within 1 business day in the event NEXXUS fails to close the transaction by the above-referenced closing date. It is further agreed that BIOFUELS will file a registration for the 144 shares tendered in payment of the Commitment Fee within 60 calendar days or less after closing and will use it’s best efforts to cause the Registration of those shares to become effective within 30 days or less.

7.	BIOFUELS shall pay NEXXUS ONE SECURITIES LTD. a Closing Fee, at closing, of 2.5% of the principal amount of the bond (the “Closing Fee”), payable in a number of 144 “Restricted” shares of stock in the Company having a value equal to the Closing Fee for arranging the transaction as a consultant, which shall be fully earned and non-refundable upon payment at closing.

8.	The Company will not issue a press release regarding the Transaction without prior written approval of NEXXUS, which approval will not be unreasonably withheld or delayed. A press release regarding this transaction will be made on or after the Closing Date and will contain only pertinent information regarding this transaction.

9.	The Company will not file any additional registration
Page 6 of 6 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

statements (including on Form S-8) until the Registration Statement as described below has been effective for 30 days, except for registration statements that the Company is already obligated to file. During this period, the Company will not take actions which could result in the Registration Statement not being deemed “current.”

10.	The Company will not enter into agreement to sell nor will the Company sell equity based securities or securities with an equity component until the Registration Statement has been effective for 30 days. There will be a carve out for acquisitions, officer, director and employee compensation, strategic non-financing related issuances and prior disclosed commitments.

11.	The definitive agreements will contain provisions prohibiting the Company from issuing floating price securities for a period of 90 days following the closing day.

12.	Within two days after the signing of this Term Sheet, the Company will provide a certified copy of a resolution adopted by its board of directors unanimously approving the Transaction.

13.	The Transaction will not result in the triggering of anti-dilution rights of any other debt or equity holder of the Company.

FEES AND EXPENSES	NEXXUS is responsible for its legal, financial, accounting, and advisory fees and expenses. The Company shall be responsible for the legal, financial, accounting and advisory fees and expenses of the Company and the Shareholders in connection with the Transaction.
Page 7 of 7 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the marketplace, the cyclical nature of the business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the Company’s periodic reports filed with the SEC (reports are available from the Company upon request). These various risks and uncertainties may cause the Company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the Company in this release. This Proposal is neither an offer to sell or to purchase securities, banking services or insurance products. All of the above referenced services and products are provided by third party affiliates.

ESCROW AGREEMENT
This Escrow Agreement (this “Agreement”), dated as of January 29, 2007, is by and among Earth Biofuels, Inc. (“Earth Biofuels”), Nexxus One Securities, Ltd. (“Nexxus”), and American Escrow Company, as escrow agent hereunder (the “Escrow Agent”).
     WHEREAS, Earth Biofuels has agreed to deposit in escrow certain shares, and Earth Biofuels and Nexxus agree that such deposit will be subject to the terms and conditions set forth herein; and
     WHEREAS, the Escrow Agent has agreed to act as escrow agent subject to the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the mutual obligations and covenants set forth herein, the parties hereto agree as follows:
1. APPOINTMENT.

Earth Biofuels and Nexxus hereby appoint the Escrow Agent as each party’s respective escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment.
2. ESCROW FUND.

Simultaneously with the execution and delivery of this Agreement, Earth Biofuels is depositing with the Escrow Agent 2,500,000 restricted shares of Earth Biofuels’ common stock (the “Escrow Fund”).
3. RESERVED.
4. DISTRIBUTION OF ESCROW FUND.

The Escrow Fund shall be held by the Escrow Agent until the earlier of (a) the Automatic Release Date (as defined below), on which date the Escrow Fund shall be released to Earth Biofuels at the address specified for Earth Biofuels in Section 11, and (b) the Escrow Agent’s receipt of joint written instructions substantially in the form of Exhibit A attached hereto (the “Joint Written Direction”), from each of (i) Darren Miles on behalf of Earth Biofuels and (ii) Samuel G. Enegren on behalf of Nexxus, in which case the Escrow Fund shall be released to Nexxus pursuant to the provisions of the Joint Written Direction.
For purposes of this Agreement, “Automatic Release Date” means March 10, 2007, unless the Escrow Agent has received, prior to such date, the joint written instructions substantially in the form on Exhibit B attached hereto (the “Extension Direction”) changing the Automatic Release Date to a later date, in which case such later date shall be the Automatic Release Date. The Extension Direction must be signed by each of (a) Darren Miles on behalf of Earth Biofuels and (b) Samuel G. Enegren on behalf of Nexxus.

Earth Biofuels represents and warrants to the Escrow Agent that Darren Miles is duly authorized to deliver the Joint Written Direction and the Extension Direction on behalf of Earth Biofuels. Nexxus represents and warrants to the Escrow Agent that Samuel G. Enegren is duly authorized to deliver the Joint Written Direction and the Extension Direction on behalf of Nexxus.
5. DISAGREEMENT OF PARTIES.

In the event of a dispute between or conflicting claims by or among the parties or any other person or entity with respect to all or a portion of the Escrow Fund or the terms of this Agreement, the Escrow Agent shall be entitled in its sole discretion to refuse to comply with any claims, demands or instructions with respect to the Escrow Fund so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the parties for such refusal or failure to comply. The Escrow Agent shall not be required to act until, in its sole discretion, (a) such conflicting or adverse claims or demands either (i) shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal or (ii) shall have been settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (b) the Escrow Agent shall have received security or indemnity satisfactory to it sufficient to hold it harmless from and against any and all claims, actions, losses, liabilities, costs, damages or expenses, including reasonable attorneys’ fees.
6. TERMINATION.

Unless the Escrow Agent earlier resigns, this Agreement shall terminate, subject to the provisions of Section 8, upon final distribution of the Escrow Fund by the Escrow Agent.
7. ESCROW AGENT.

The Escrow Agent undertakes to perform only those duties expressly set forth herein and no duties shall be implied.
The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement of Earth Biofuels and/or Nexxus other than this Agreement.
The Escrow Agent is not a party to, or bound by any agreement that may be deposited under, evidenced by, or that arises out of the foregoing instructions.
The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it hereunder, or with respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.
The Escrow Agent shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to an officer of the Escrow Agent of such default and unless it is indemnified in a manner satisfactory to it against any such expense or liability. These instructions shall not be subject to rescission or modification except upon receipt by the Escrow Agent of written instructions of all the parties hereto or their successors in interest, and no such modification shall be effective unless and until consented to in writing by the Escrow Agent.
The Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt, or other paper or document believed by the Escrow Agent to be genuine and to be signed by the proper party or parties.
The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document
The Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own willful misconduct, and the Escrow Agent shall have no duties to anyone except those signing these instructions.
The Escrow Agent assumes no liability, and the parties hereto consent and agree that the Escrow Agent shall have no liability, for any defalcation, insolvency, receivership or conservatorship of the depository institution. Nor shall the Escrow Agent have any liability due to any of the parties other than the Escrow Agent filing for bankruptcy or the consequences or effect of such a bankruptcy on the funds and/or documents deposited hereunder.
The Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the construction of the foregoing instructions, or the Escrow Agent’s duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.
Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits and/or savings), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
8. FEES.
Earth Biofuels and Nexxus agree jointly and severally to (a) concurrently with the Escrow Agent’s execution of this Agreement, pay the Escrow Agent One Thousand Five Hundred Dollars ($1,500) for the services to be rendered hereunder, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the preparation, execution, delivery, performance, modification and/or termination of this Agreement. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Fund. The Escrow Agent may in its sole discretion withhold from any distribution of the Escrow Fund any unpaid amount to which the Escrow Agent is entitled hereunder. This Section shall survive the termination of this Agreement and the resignation of the Escrow Agent.
9. LIABILITY AND INDEMNIFICATION OF ESCROW AGENT.
The parties hereto further agree that the Escrow Agent assumes no liability for and is expressly released from any claim or claims whatsoever in connection with the receipt, retention and delivery of the Escrow Fund except to account for payment and/or delivery made thereon. Deposit by the Escrow Agent of the Escrow Fund (less its charges and expenses incurred herein) comprising this escrow in court shall relieve the Escrow Agent of all further responsibility and liability, and the Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, but the Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree has been entered without jurisdiction or has been subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this escrow to which the Escrow Agent is or may be at any tune a party, it shall have a lien on the Escrow Fund for any and all cost, attorneys’ fees, whether such attorneys shall be regularly retained or specially employed and other expenses that it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of the Escrow Fund, and the undersigned jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, costs or damages incurred, including, but not limited to, attorneys’ fees, by reason of this Agreement or the subject matter hereof or any cause of action that may be filed in connection therewith and to pay the Escrow Agent, upon demand, all such costs, fees and expenses so incurred.
In the event that (a) the Escrow Agent performs any service not specifically provided hereinabove, or (b) there is any assignment or attachment of any interest in the subject matter of this escrow or any modification thereof, or (c) any controversy arises hereunder, or (d) the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or the subject matter hereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses occasioned thereby; and the parties hereto agree jointly and severally to pay the same and to indemnify Escrow Agent against any loss, liability, or expense incurred in any act or thing done by it hereunder, it being understood and agreed that the Escrow Agent may interplead the subject matter of this escrow into any court of competent jurisdiction in Dallas County, Texas, and the act of such interpleader shall immediately relieve the Escrow Agent of its duties, liabilities, and responsibilities hereunder.

10. TAXES.
All interest earned on the Escrow Fund shall be considered the currently reportable income of Nexxus for federal income tax purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on the Escrow Fund and will not be responsible for any other reporting.
11. NOTICES.
Any communication, notice or document required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (i) when personally delivered to the relevant party at such party’s address as set forth below, (ii) if sent by mail (which must be certified or registered mail, postage prepaid) or overnight courier, when received or rejected by the relevant party at such party’s address indicated below, or (iii) if sent by facsimile, when confirmation of delivery is received by the sending party:
If to the Escrow Agent:
American Escrow Company
2626 Howell St., 10th Floor
Dallas, Texas 75204
Attention: Carla D. Janousek, Senior Vice President
Facsimile: 214-855-8848
If to Earth Biofuels:
Earth Biofuels, Inc.
3001 Knox Street, Suite 403
Dallas, Texas 75205
Attention: Darren Miles Facsimile: 214-389-9806
If to Nexxus:
Nexxus One Securities, Ltd.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128
Attention: Samuel G. Enegren
Facsimile: 413-208-5830
Telephone: 702-562-4020

12. MISCELLANEOUS.

The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. This Agreement and the rights and obligations hereunder of the parties may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be governed by and construed under the laws of the State of New York (without reference to choice of law principles), and the parties hereby consent to the exclusive jurisdiction of the courts in New York, New York (whether state or federal) over all matters relating to this Agreement. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

EARTH BIOFUELS, INC.

By:	/s/ Darren Miles Darren Miles, Chief Financial Officer

NEXXUS ONE SECURITIES, LTD.

By:
Samuel G. Enegren
     Escrow Agent hereby acknowledges receipt of this Agreement and of the Escrow Fund referred to herein and agrees, in consideration of the foregoing, to hold and dispose of the same in accordance with the instructions and upon the terms and conditions above set forth.

AMERICAN ESCROW COMPANY

By:
Name:
Title:

Exhibit A
Joint Written Direction
American Escrow Company
2626 Howell St., 10th Floor
Dallas, Texas 75204
Attention: Carla D. Janousek, Senior Vice President
Facsimile: 214-855-8848
Ladies and Gentlemen:
Reference is made to that certain Escrow Agreement dated effective as of January 29, 2007 (the “Agreement” ) by and among you and the undersigned. This letter is the “Joint Written Direction” referenced in Section 4 of the Agreement. All terms used herein shall have the same meaning as defined in the Agreement.
Please mail the Escrow Fund to the following:
Nexxus One Securities, Ltd.
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada 89128
Attention: Samuel G. Enegren
Very truly yours,

EARTH BIOFUELS, INC.

By:
Darren Miles, Chief Financial Officer

NEXXUS ONE SECURITIES, LTD.

By:
Samuel G. Enegren

Exhibit B
Extension Direction
American Escrow Company
2626 Howell St., 10th Floor
Dallas, Texas 75204
Attention: Carla D. Janousek, Senior Vice President
Facsimile: 214-855-8848
Ladies and Gentlemen:
Reference is made to that certain Escrow Agreement dated effective as of January 29, 2007 (the “Agreement” ) by and among you and the undersigned. This letter is the “Extension Direction” referenced in Section 4 of the Agreement. All terms used herein shall have the same meaning as defined in the Agreement.
Earth Biofuels and Nexxus hereby change the Automatic Release Date to                     , 2007.
Very truly yours,

EARTH BIOFUELS, INC.

By:
Darren Miles, Chief Financial Officer

NEXXUS ONE SECURITIES, LTD.

By:
Samuel G. Enegren